KRAMER LEVIN NAFTALIS & FRANKEL LLP
                                919 THIRD AVENUE
                           NEW YORK, N.Y. 10022 - 3852


TEL (212) 715-9100                                            47, Avenue Hoche
FAX (212) 715-8000                                               75008 Paris
                                                                    France

                                February 28, 2000

The Victory Portfolios
127 Public Square
Cleveland, OH 44114


           Re: The Victory Portfolios - Post-Effective Amendment No. 59 to Registration Statement on Form N-1A
                     -------------------------------------------------

Ladies and Gentlemen:

           We have acted as counsel for The Victory Portfolios, a Delaware business trust (the "Trust"), in connection with certain matters relating to the creation of the Trust and the issuance and offering of its Shares. Capitalized terms used herein and not otherwise herein defined are used as defined in the Trust Instrument of the Trust dated December 6, 1995, as amended through the date hereof (as so amended, the "Governing Instrument"). You have asked our opinion concerning certain matters relating to the issuance of Class A, Class B, Class G, Select Class and Investor Class Shares of each Fund (as such terms are defined below).

           In rendering this opinion, we have examined and relied on copies of the following documents, each in the form provided to us: the Certificate of Trust of the Trust as filed in the Office of the Secretary of State of the State of Delaware (the "State Office") on December 21, 1995 (the "Certificate"); the Governing Instrument; the Bylaws of the Trust; certain resolutions of the Trustees of the Trust including resolutions dated December 6, 1995 relating to the organization of the Trust, resolutions dated February 19, 1997, October 22, 1997, December 3, 1997, October 8, 1998, October 9, 1998, February 23, 1999,
August 17, 1999 and December 1, 1999 relating to the establishment of certain of the Funds or Classes thereof (or both) (each such term used as defined below) and resolutions dated December 3, 1997 and December 11, 1998 relating to the change of name of certain of the Funds (such resolutions, together with the Governing Instrument and Bylaws of the Trust are referred to as the "Governing Documents"); Post-Effective Amendment No. 26 to the Registration Statement on Form N-1A of The Victory Portfolios, a Massachusetts business trust and the predecessor to the Trust (the "Predecessor Trust") by which the Trust adopted such Registration Statement and the Predecessor Trust's Notification of Registration and Registration Statement under the Investment Company Act of 1940, as filed with the Securities and Exchange Commission on December 28, 1995; a Certificate of Assistant Secretary of the Trust dated on or about the date hereof certifying as to the Governing Instrument and the due adoption of the resolutions referenced above; and a certification of good standing of the Trust obtained as of a recent date from the State Office. In

The Victory Portfolios
February 28, 2000
Page 2


such examinations, we have assumed the genuineness of all signatures, the conformity to original documents of all documents submitted to us as copies or drafts of documents to be executed, and the legal capacity of natural persons to complete the execution of documents.

           We are members of the Bar of the State of New York and do not hold ourselves out as experts on, or express any opinion as to, the law of any other state or jurisdiction other than the laws of the State of New York and applicable federal laws of the United States. As to matters involving Delaware law, with your permission, we have relied solely upon an opinion of Morris, Nichols, Arsht & Tunnell, special Delaware counsel to the Trust, a copy of which is attached hereto, concerning the organization of the Trust and the authorization and issuance of the Shares, and our opinion is subject to the qualifications and limitations set forth therein, which are incorporated herein by reference as though fully set forth herein.

           Based on and subject to the foregoing, it is our opinion that:

           1. The Trust is a duly formed and validly existing business trust in good standing under the laws of the State of Delaware. Each of the following funds of the Trust (each a "Fund" and collectively, the "Funds") and each class of each Fund referenced herein (each a "Class") is a validly existing Series or Class thereof, as applicable, of the Trust: the Balanced Fund (Class A, Class B and Class G), Convertible Securities Fund (Class A and Class G), Diversified Stock Fund (Class A, Class B and Class G), Established Value Fund (Class A and Class G), Federal Money Market Fund (Investor and Select), Financial Reserves Fund (Class A), Fund for Income (Class A and Class G), Government Mortgage Fund (Class A), Gradison Government Reserves Fund (Class G), Growth Fund (Class A and Class G), Institutional Money Market Fund (Investor and Select), Intermediate Income Fund (Class A and Class G), International Growth Fund (Class A, Class B and Class G), Investment Quality Bond Fund (Class A and Class G), Lakefront Fund (Class A), LifeChoice Conservative Investor Fund (Class A), LifeChoice Moderate Investor Fund (Class A), LifeChoice Growth Investor Fund (Class A), Limited Term Income Fund (Class A), National Municipal Bond Fund (Class A, Class B and Class
G), New York Tax-Free Fund (Class A, Class B and Class G), Ohio Municipal Bond Fund (Class A and Class G), Ohio Municipal Money Market Fund (Class A), Ohio Regional Stock Fund (Class A and Class B), Prime Obligations Fund (Class A), Real Estate Investment Fund (Class A and Class G), Small Company Opportunity Fund (Class A and Class G), Special Value Fund (Class A, Class B and Class G), Stock Index Fund (Class A and Class G), Tax-Free Money Market Fund (Class A), U.S. Government Obligations Money Market Fund (Investor and Select) and Value Fund (Class A and Class G).

           2. Shares of each Class of each Fund, when issued to Shareholders in accordance with the terms, conditions, requirements and procedures set forth in the Governing Documents and all applicable resolutions of the Trustees, will be validly issued, fully paid and non-assessable Shares of beneficial interest in the Trust.

           This opinion is solely for your benefit and is not to be quoted in whole or in part, summarized or otherwise referred to, nor is it to be filed with or supplied to any governmental agency or other person without the written consent to this firm. This opinion letter is rendered as

The Victory Portfolios
February 28, 2000
Page 3

of the date hereof, and we specifically disclaim any responsibility to update or supplement this letter to reflect any events or statements of fact which may hereafter come to our attention or any changes in statutes or regulations or any court decisions which may hereafter occur.

           Notwithstanding the previous paragraph, we consent to the filing of this opinion as an exhibit to Post-Effective Amendment No. 59 to the Trust's Registration Statement.


                                      Very truly yours,

                                      /s/ KRAMER LEVIN NAFTALIS & FRANKEL LLP